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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         Date of Report: August 2, 2000
                        (Date of earliest event reported)


                          CAPSTONE TURBINE CORPORATION
             (exact name of registrant as specified in its charter)


           DELAWARE                   COMMISSION FILE:                95-4180883
 (State or other jurisdiction            001-15957                 (I.R.S. Employer
     of incorporation or                                          Identification No.)
        organization)



               21211 NORDHOFF STREET, CHATSWORTH, CALIFORNIA 91311 (Address of Principal executive offices, including zip code)



                                 (818) 734-5300
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS.

      On August 2, 2000, we entered into two agreements with Solar Turbines Incorporated ("Solar") involving the acquisition of rights held by Solar to manufacture and supply primary surface recuperators used in our microturbine products. Under the Transition Agreement, dated August 2, 2000, we agreed to pay $9.1 million to Solar as consideration for the buyout of supply rights held by Solar under the Alliance Agreement, dated August 25, 1997, the termination of the Alliance Agreement, and the purchase of certain machine tools used by Solar in the manufacturing of primary surface recuperators supplied to us.

      Concurrent with the execution of the Transition Agreement, we entered into an Amended and Restated License Agreement, dated August 2, 2000, which grants to us a non-exclusive, royalty bearing license to use certain intellectual property held by Solar in the manufacturing of primary surface recuperators. The Amended and Restated License Agreement supersedes the License Agreement, dated August 22, 1997, between the parties.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibits.

            10.1* Transition Agreement, dated August 2, 2000, by and between the Company and Solar Turbines Incorporated.

            10.2* Amended and Restated License Agreement, dated August 2, 2000, by and between the Company and Solar Turbines Incorporated.

                                    * * * * *

* Confidential treatment has been requested for a portion of this exhibit. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

                                        CAPSTONE TURBINE CORPORATION



Date:  October 13, 2000                 By /s/ JEFFREY WATTS
                                           -------------------------------------
                                        Name: Jeffrey Watts
                                        Title: Chief Financial Officer


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